Exhibit 10.2

                        AMENDMENT TO SEVERANCE AGREEMENT

     This Amendment Agreement (the "Amendment"), effective as of December 17, 2004, is entered into by and between MacroChem Corporation ("MacroChem" or the "Company"), and Glenn E. Deegan (the "Executive").

                                    RECITALS

     WHEREAS, the parties have previously entered into a Severance Agreement dated as of October 25, 2002 (the "Original Agreement") with respect to the provision of severance benefits to the Executive; and

     WHEREAS, the parties desire to amend the terms of the Original Agreement as set forth herein; and

     WHEREAS, the parties desire to continue to abide by all remaining terms of the Original Agreement;

     Now, THEREFORE, in consideration of these recitals and of the mutual promises set forth herein, it is agreed as follows:

                                    AGREEMENT

1. SEVERANCE BENEFITS. The parties hereby agree that paragraph 1.2(b) of the Original Agreement shall be replaced in its entirety by the following:

     "1.2(b) SEVERANCE BENEFITS. The Company will provide severance benefits as follows:

     (i) The Company will pay to Executive within 30 days of the termination a lump-sum cash amount equal to 100% of Executive's then current annual base salary in effect immediately prior to the termination (or, if his base salary has been reduced within 60 days of the termination or at any time after a Change of Control, his base salary in effect prior to the reduction) provided that Executive may in his sole discretion elect to have such payment made in monthly installments over a period not to exceed 12 months. The foregoing payments are in addition to and not in lieu of salary and bonus for the current year that has been earned but not yet paid. If current year target bonus is tied, in whole or in part, to annualized performance benchmarks, it will be equitably prorated.

     (ii) The Company will continue to provide Executive, for a period of 12 months from the date of termination or until commencement of new employment providing substantially similar benefits, whichever is earlier, with any medical, dental, disability, life insurance and automobile reimbursement benefits and other perquisites in effect at the time of his termination (or, if his level of benefits has been reduced within 60 days of the termination, his level of benefits in effect prior to the reduction), provided the Company is able to provide such benefits to Executive under its existing plans and arrangements.

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     (iii) The Company will make outplacement services available to Executive for a period of 6 months from the date of termination.

     (iv) To the extent not otherwise provided for under the Company's stock plans, all options to purchase Company stock held by Executive will become exercisable and remain exercisable for the period of time set forth in the instruments governing such options, and all restricted stock held by Executive under restricted stock plans and arrangements of the Company will become vested."

2. SEVERANCE BENEFITS UPON CHANGE OF CONTROL. The parties hereby agree that paragraph 1.3(b) of the Original Agreement shall be replaced in ts entirety by the following:

     "1.3(b) Severance Benefits. The Company will provide severance benefits as follows:

     (i) The Company will pay to Executive within 30 days of the termination a lump-sum cash amount equal to the sum of (a) 100% of Executive's then current annual base salary in effect immediately prior to the termination (or, if his base salary has been reduced within 60 days of the termination or at any time after a Change of Control, his base salary in effect prior to the reduction), plus (b) 100% of the Executive's target bonus for the current year or for the year immediately prior to the Change of Control, whichever is higher; provided that Executive may in his sole discretion elect to have such payment made in monthly installments over a period not to exceed 12 months. The foregoing payments are in addition to and not in lieu of salary and bonus for the current year that has been earned but not yet paid. If current year target bonus is tied, in whole or in part, to annualized performance benchmarks, it will be equitably prorated.

     (ii) The Company will continue to provide Executive, for a period of 12 months from the date of termination or until commencement of new employment providing substantially similar benefits, whichever is earlier, with any medical, dental, disability, life insurance and automobile reimbursement benefits and other perquisites in effect at the time of his termination (or, if his level of benefits has been reduced within 60 days of the termination, his level of benefits in effect prior to the reduction), provided the Company is able to provide such benefits to Executive under its existing plans and arrangements.

     (iii) The Company will make outplacement services available to Executive for a period of 6 months from the date of termination.

     (iv) To the extent not otherwise provided for under the Company's stock plans, all options to purchase Company stock held by Executive will become exercisable and remain exercisable for the period of time set forth in the instruments governing such options, and all restricted stock held by Executive under restricted stock plans and arrangements of the Company will become vested."

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3.   CONTINUING EFFECT OF THE ORIGINAL AGREEMENT. Except as other wise expressly provided herein, all terms of the Original Agreement shall remain in full force and effect.

     Executed under seal as of the date first above written.

MACROCHEM CORPORATION                                GLENN E. DEEGAN

By:  /s/ Robert J. DeLuccia                         /s/ Glenn E. Deegan
     ----------------------                         -------------------------
     Robert J. DeLuccia                             Glenn E. Deegan
     President and Chief Executive Officer


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